                                                                     EXHIBIT 4.5




                                   $55,000,000

             SOFTWARE.NET CORPORATION, DOING BUSINESS AS BEYOND.COM

            7.25% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 1, 2003

                               PURCHASE AGREEMENT


Credit Suisse First Boston Corporation
C.E. Unterberg, Towbin
Donaldson, Lufkin & Jenrette Securities Corporation
As Representatives of the Several Purchasers
   c/o Credit Suisse First Boston Corporation
       Eleven Madison Avenue
       New York, N.Y. 10010-3629

Ladies and Gentlemen:

         1. Introductory. software.net Corporation doing business as beyond.com, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFBC"), and to each of the several initial purchasers named in Schedule A hereto (each individually, a "Purchaser," and collectively, the "Purchasers") U.S. $55,000,000 principal amount of 7.25% Convertible Subordinated Notes Due December 1, 2003 (the "Firm Securities"), and, at the election of CSFBC, an aggregate of up to an additional $8,250,000 principal amount 7.25% Convertible Subordinated Notes Due December 1, 2003 (the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively referred to as the "Offered Securities," and are issuable under that certain Indenture dated as of November 23, 1998 (the "Indenture Agreement"), between the Company and LaSalle National Bank, as Trustee. The Offered Securities will be convertible into Common Stock, par value $0.001 per share, (the "Underlying Securities"). Together, the Offered Securities and the Underlying Securities are referred to herein as the "Securities." The Securities will be sold on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act"). Persons that acquire such Securities may only resell or otherwise transfer such Securities if such Securities are registered under the Securities Act, or if an exemption from the registration requirements of the Securities Act is available.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

                  (a) A preliminary offering memorandum and an offering memorandum relating to the Securities has been prepared by the Company. Such preliminary offering memorandum and final offering memorandum, includes all documents incorporated by reference therein and any supplements or amendments thereto. Such documents in the aggregate are


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collectively referred to as the "Offering Document." On the date of this
Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

                  (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Offering Document, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and has full power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities; each subsidiary of the Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Offering Document; all of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Offering Document.

                  (c) The Company and its subsidiaries possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Offering Document.

                  (d) The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities,



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claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Offering Document.

                  (e) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Offering Document.

                  (f) The shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), outstanding immediately prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and nonassessable.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company.

                  (h) The Offered Securities have been duly authorized by the Company, and when executed, authenticated and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, the Offered Securities will be (i) valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and by equitable remedies and equitable principles of general applicability, (ii) not subject to any preemptive rights or similar rights, and
(iii) entitled to the benefits of the Indenture pursuant to which such securities are to be issued.

                  (i) The Underlying Securities reserved for issuance upon conversion of the Offered Securities (i) have been duly authorized and reserved in sufficient numbers for such issue by the Company and, (ii) when issued upon conversion of the Offered Securities in accordance with the terms of such Offered Securities, will be validly issued, fully paid and non-assessable and
(iii) are not and upon issuance will not be subject to any preemptive rights or similar rights.

                  (j) Each of the Indenture and the Registration Rights Agreement has been duly authorized, and, when executed and delivered by the Company and the other parties thereto, will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its respective terms except: (i) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable remedies and equitable principles of general applicability; and (ii) with respect to the Registration Rights Agreement, as the enforceability of indemnification and contribution provisions may be limited by public policy limitations.

                  (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities do not and will not contravene any provision of applicable



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law or the Certificate of Incorporation or Bylaws of the Company, as amended and/or restated, or, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency or court is required for the performance by the Company of its obligations or for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities, except such as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Securities, and except as may be required under the Registration Rights Agreement.

                  (l) Neither the Company nor any of its subsidiaries subsequent to the respective dates as of which information is given in the Offering Document has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and, to the Company's knowledge, there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, other than as described in or contemplated by the Offering Document.

                  No receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any assets of any subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and the Company has not, and no subsidiary of the Company has stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

                  (m) There are no legal or governmental proceedings pending, or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the Offering Document and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Offered Securities or to consummate the transactions contemplated by such documents or the Offering Document.

                  (n) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for



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any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Offering Document.

                  (o) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound.

                  (p) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Offering Document, are independent public accountants within the meaning of the Securities Act, and the applicable rules and regulations thereunder.

                  (q) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Offering Document were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, in all material respects, and they present fairly and accurately the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared.

                  (r) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Assuming the accuracy of the representations of the Purchasers in Section 4, the offer and sale of the Offered Securities (and any implied offer and sale of the Underlying Securities) by the Company to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify the Indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Additionally, neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company directly or indirectly: (i) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, or will sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities (including, without limitation, the sale of the Offered Securities by the Company to the Purchasers, the resale of the Offered Securities by the Purchasers to subsequent purchasers and the resale of the Offered Securities or the Underlying Securities by subsequent purchasers to others) in a manner that



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would require the registration under the Securities Act of the Offered
Securities or the Underlying Securities; or (ii) has engaged or will engage in any form of general solicitation or general advertising in connection with the offering of the Offered Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (t) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (u) Assuming the accuracy of the representations of the Purchasers in Section 4, it is not necessary in connection with the offer, sale and delivery of the Offered Securities (and any implied offer and sale of the Underlying Securities) to the Purchasers or the offer, resale and delivery of the Offered Securities by the Purchasers to subsequent purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  (v) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Offering Document.

                  (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any



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of its subsidiaries, taken as a whole, except as described in or contemplated by the Offering Document.

                  (x) Except as disclosed in the Offering Document, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Offering Document.

                  (y) The Offering Document contains all information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act; and the Offered Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act, and are otherwise eligible for resale pursuant to Rule 144A and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are, or at the First Closing Date or the Optional Closing Date will be, listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

                  (z) To the extent separately agreed by the parties, each of the Company's directors and executive officers and the stockholders listed on Exhibit A hereto has entered into a written agreement with the Company in the form of Exhibit B hereto (each such agreement, a "Lock-up Agreement"), and executed originals of each Lock-up Agreement have been delivered to you.

                  (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.




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                  (bb) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent that could have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), properties, management, earnings, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Offering Document.

                  (cc) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person with respect to the Offering that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

                  (dd) The Company has reviewed its operations and is in the early stages of conducting an audit of the Year 2000 compliance of any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review and except to the extent otherwise disclosed in the Offering Memorandum, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or results in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96% of the principal amount thereof (the "Purchase Price"), plus accrued interest, if any from November 23, 1998 to the date of closing and delivery, the respective principal amounts of Firm Securities set forth opposite the names of the several purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global securities in definitive form (the "Firm Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Firm Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC at 10:00 A.M. (New York time), on November 23, 1998 or at



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such other time not later than seven (7) full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date." The Firm Global Securities will be made available for checking at the above office of the Trustee at least 24 hours prior to the First Closing Date.

         In addition, the Purchasers may, upon written notice (the "Notice") from CSFBC given to the Company from time to time, and, in any event not more than thirty (30) days subsequent to the First Closing Date, purchase all or less than all of the Optional Securities at the Purchase Price, plus accrued interest, if any. The Company agrees to sell to the Purchasers the number of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased, if at all, from the Company for the account of each Purchaser in the same proportion as the number of Firm Securities set forth opposite such Purchaser's name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

         In the event that Optional Securities are purchased, the Company will deliver against payment of the Purchase Price, the Optional Securities in the form of one or more permanent global securities in definitive form (the "Optional Global Securities") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in any Optional Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. If purchased, payment for the Optional Securities on an Optional Closing Date (as defined below) shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC at 10:00 A.M. (New York time) on the Optional Closing Date. The Optional Closing Date shall be determined by CSFBC and the Company, but not more than seven (7) full business days after Notice of the election to purchase the Optional Securities is given to the Company. The Optional Global Securities will be made available for checking at the above office of the Trustee at least 24 hours prior to the Optional Closing Date. Each time for the delivery of and payment for the Optional Securities, is referred to herein as the "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being referred to, as applicable, as a "Closing Date").

         4.       Representations by Purchasers; Resale by Purchasers.

                  (a) Each Purchaser severally represents and warrants to the Company that it is a "qualified institutional buyer" ("QIB") within the meaning of Rule 144A ("Rule 144A") under the Securities Act and an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an



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exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and
(ii) otherwise until the later of the termination of the offering and the latest Closing Date, only to persons it reasonably believes to be QIBs within the meaning of and in accordance with Rule 144A. Accordingly, such Purchaser, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions under the Securities Act.

                  (c) Each Purchaser severally agrees that it and each of its Affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or Affiliates of the other Purchasers or with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its Affiliates have not and will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale but in any event prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Purchases by Fiduciaries. In the case of Securities offered or sold to a subsequent purchaser which is acting as fiduciary or agent for one or more investor accounts or other third parties, each Purchaser shall reasonably believe that each such investor account or third party, as the case may be, is a "qualified institutional buyer," as defined in Rule 144A.

                  (f) Subsequent Purchaser Notification. Each Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Offered Securities from such Purchaser or Affiliate, as the case may be, that the Offered Securities and the Underlying Securities (A) have not been registered under the Securities Act, any state securities laws or other applicable securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state "blue sky" securities laws, (B) are being sold to them in reliance on Rule 144A and (C) may not be offered, sold or otherwise transferred except in accordance with the restrictions on transfer set forth in the Offering Document under "Transfer Restrictions."

                  (g) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Document under the heading "Transfer Restrictions," including the legend required thereby, shall apply to the Offered Securities and the Underlying Securities.



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Following the initial sale of the Offered Securities by the Purchasers to subsequent purchasers pursuant to the terms hereof, the Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Offered Securities or Underlying Securities.

                  (h) Delivery of Offering Document. Each Purchaser will deliver prior to the offer and sale of the Offered Securities to a subsequent purchaser, a copy of the Offering Document, as then amended and supplemented.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

                  (b) The Company will furnish to CSFBC copies of any preliminary offering memorandum, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests. At any time when the Company is not subject to
Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC and, upon request, to each of the other Purchasers and, upon request of holders, beneficial owners and prospective purchasers of the Offered Securities, to such holders, beneficial owners and purchasers, copies of the information required to be delivered to holders, beneficial owners and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders and beneficial owners of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

                  (e) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (f) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Registration Rights Agreement (except as otherwise specified) and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of maintaining its listing on the National Market of the Nasdaq Stock Market and qualifying for listing the Underlying Securities, and any expenses incidental thereto, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for rating of the Offered Securities, and (vii) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto). The Company will reimburse the Purchasers for all travel expenses of the Purchasers and the Company's officers, employees and agents and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

                  (g) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its Affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its Affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (h) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any U.S. dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, except issuances of Offered Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Offered Securities pursuant to the Company's dividend reinvestment plan, if any. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

                  (i) In connection with the sale of the Offered Securities to the Purchasers the Company will file the notice on Form D required by Rule 503 under the Securities Act within the time required by such Rule and otherwise in compliance with such rule. A copy of such notice shall be furnished promptly to CSFBC.

                  (j) Restriction on Repurchases. Any Offered Securities that are purchased, otherwise acquired or otherwise legally or beneficially owned by the Company or any Affiliate of the Company may not be offered, sold or otherwise transferred and will be cancelled. Any Underlying Securities that, prior to the expiration of the holding period under Rule 144(k), are acquired by the Company or an Affiliate may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act ("Rule 144"), in each case, in a transaction which results in such Underlying Securities no longer being "restricted securities" (as defined in Rule 144).

                  (k) Legends. The Company will cause the certificates evidencing the Offered Securities and Underlying Securities to be bear legends in substantially the form set forth in the Offering Document under the caption "Transfer Restrictions" until such time as such Offered Securities or Underlying Shares, as the case may be, cease to be "restricted securities" within the meaning of Rule 144. The Company will notify the Trustee, each registrar or transfer agent for the Securities and the transfer agent for the Common Stock of the restrictions on transfer applicable to the Offered Securities and the Underlying Securities, will take such steps as may be necessary or appropriate to ensure that the Trustee is familiar with and complies with the restrictions on transfer set forth in the Indenture, and, prior to each Closing Date, will give such transfer agent appropriate "stop transfer" instructions with respect to all Underlying Securities which are "restricted securities" (as defined in Rule 144).

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                           (i) In their opinion the financial statements
examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Rules and Regulations and the Exchange Act;

                           (ii) they have performed the procedures specified by
the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document;

                           (iii) on the basis of the review referred to in
clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and the Exchange Act or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document;

                                    (C) for the period from the closing date of
the latest income statement included in the Offering Document, to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers, including CSFBC is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or, New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received opinions, collectively, dated the Closing Date of Jackson, Tufts, Cole & Black, LLP, counsel for the Company, and Winthrop, Stimson, Putnam & Roberts, counsel to the Company that:

                           (i) The Company has been duly incorporated, is
validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Offering Document. The Company is qualified to transact intrastate business as a foreign corporation in good standing under the laws of each of the States of the United States where the ownership, leasing or operation of the Company's properties or assets or the conduct of its business as described in the Offering Document requires such qualifications, except where the failure to be so qualified does not amount to a material liability or disability to the Company.

                           (ii) Each domestic subsidiary of the Company has been
duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (iii) Each of the Purchase Agreement, the Indenture
and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, and, the Indenture is enforceable against the Company in accordance with its terms (assuming due authorization, execution and delivery by the Trustee).

                           (iv) The Offered Securities have been duly authorized
by all necessary corporate action on the part of the Company and have been duly executed by the Company and authenticated. The Offered Securities, when delivered and paid for by the Purchasers, will be valid and binding obligations of the Company, enforceable in accordance with their terms and will be entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

                           (v) The Underlying Securities to be issued upon
conversion of the Offered Securities have been duly authorized for issuance by the Company upon such conversion, and the Board of Directors of the Company has adopted resolutions reserving the Underlying Securities. When issued upon conversion, in accordance with the terms of the Offered Securities, the Underlying Securities will be validly issued, fully paid and non-assessable, and, to our knowledge, there are no preemptive or other rights to subscribe for or purchase any of the Underlying Securities upon conversion of the Offered Securities.

                           (vi) The authorized capital stock of the Company
conforms as to legal matters to the description thereof contained in the Offering Document.

                           (vii) The shares of Common Stock outstanding on the
Closing Date have been duly authorized and are validly issued, fully paid and nonassessable.

                           (viii) The execution and delivery by the Company of,
and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture and the Registration Rights Agreement and the Offered Securities, will not contravene any provision of applicable U.S. federal or California law or the Delaware General Corporate Law ("DGCL"), or of the Certificate of Incorporation or Bylaws of the Company, or any Reviewed Agreement, or, to our knowledge, any judgment, order or decree of any U.S. federal or state governmental body, agency or court having jurisdiction over the Company or any of its properties and no consent, approval, authorization or order of or qualification with any U.S. federal or California governmental body or agency or any Delaware governmental body or agency as a result of the DGCL is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, or the Offered Securities except such as are specified and have been obtained and such as may be required by the securities or "blue sky" laws of the various states in connection with the purchase and distribution of the Offered Securities by you and except for the filing of a shelf registration statement and compliance with applicable "blue sky" laws as required by the Registration Rights Agreement.

                           (ix) The Securities satisfy the eligibility
requirements of Rule 144A(d)(3) under the Securities Act.

                           (x) Such counsel does not know of any legal or
governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in each Offering Document and other proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Offered Securities or to consummate the transactions contemplated by the Offering Document.

                           (xi) The statements in the Final Offering Document
under the captions "Description of Notes," "Description of Capital Stock," "Plan of Distribution," "Transfer Restrictions," "Summary of the Offering," "Risk Factors -- Uncertain Effect of Certain Charter Provisions," "Risk Factors -- Subordination and Absence of Financial Covenants" (exclusive of the second sentence of the first paragraph thereof), "Risk Factors -- Reliance on Marketing Alliances with America Online, Excite, Netscape and Network Associates" (exclusive of the last paragraph thereof), "Management's Discussion & Analysis -- Overview" (solely with respect to the contents of the contracts discussed therein), "Business -- Marketing and Sales -- Strategic Relationships" (exclusive of the last paragraph thereof) and "Business -- Relationship with Cybersource," insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

                           (xii) The Company is not, and after giving effect to
the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (xiii) Each document incorporated by reference in the
Offering Document (except for financial statements and schedules and other financial data and statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

                           (xiv) Based upon the representations, warranties and
agreements of the Company and of the Purchasers contained in the Purchase Agreement and on the representations and agreements of the Purchasers and each of the purchasers of the Offered Securities in the initial resale by the Purchasers contained in the Offering Document, and assuming compliance therewith, the offer and sale of the Offered Securities and the Underlying Securities to the Purchasers under the Purchase Agreement and the initial resale of such Offered Securities and the Underlying Securities by the Purchasers in accordance with of the Purchase Agreement, is exempt from or not subject to the registration requirements of the Securities Act, and, the Indenture is exempt from the qualification requirements of the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Offered Securities or Underlying Securities.

                           (xv) Such counsel have no reason to believe that the
Offering Document, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document.

                  Such counsels' opinions shall relate to California, Delaware, New York and United States federal law.

                  Such counsels' opinions may include, when and where applicable, such assumptions, qualifications, exceptions and limitations as are customary for opinions with respect to the foregoing matters.

                  (d) The Purchasers shall have received from Venture Law Group, A Professional Corporation, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, to the following effect:

                           (i) Based upon the representations, warranties and
agreements of the Company and of the Purchasers contained in the Purchase Agreement and on the representations and agreements contained in the Section "Restrictions on Transfer" of the Offering Document, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Purchasers in accordance with the Section 4 of the Purchase Agreement to register the Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Offered Securities or Underlying Securities.

                           (ii) The statements in the Offering Document under
the captions "Description of Capital Stock" and "Plan of Distribution," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

                           (iii) The statements in the Offering Document under
the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the U.S. federal tax laws referred to therein, are accurate and fairly summarize in all material respects the federal tax laws referred to therein.

                           (iv) The Purchase Agreement, the Indenture and the
Registration Rights Agreement, have been duly authorized, executed and delivered by the Company.

                  In addition, such counsel shall state that it has no reason to believe that (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) the Offering Document when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to this paragraph, counsel may state their opinion and belief are based upon their participation in the preparation of the Offering Document, but are without independent check or verification except as specified.

                  Such counsel's opinions may include when and where applicable, such assumptions, qualifications, exceptions and limitations as are customary for opinions with respect to the foregoing matters.

                  Such counsel's opinions shall relate to California, Delaware corporate and United States federal law.

                  (e) You shall have received from Brown & Wood LLP, special New York debt counsel for the Purchasers, to the following effect:

                           (i) The Purchase Agreement and the Registration
Rights Agreement have been duly executed and delivered by the Company under the law of the State of New York.

                           (ii) The Indenture has been duly executed and
delivered by the Company under the law of the State of New York, and is a valid and binding agreement of the Company under the laws of the State of New York, enforceable against the Company under the laws of the State of New York in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                           (iii) Upon the execution of the Offered Securities by
the Company and the authentication of the Offered Securities by the Trustee in accordance with the Indenture, and upon delivery of the Offered Securities against payment of the consideration therefor in accordance with the Purchase Agreement, the Offered Securities will be the valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company under the laws of the State of New York in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                           (iv) The statements set forth under the headings
"Description of Notes" (except under the subcaptions "--Book-Entry Notes" and "--Registration Rights") and, "Certain Federal Income Tax Considerations" in the Offering Document, insofar as such statements purport to summarize certain provisions of the Offered Securities and the Indenture, or certain U.S. federal tax laws referred to therein, fairly summarize in all material respects such provisions and U.S. federal tax laws.

                           (v) Based upon, and assuming the accuracy and
compliance with, the representations, warranties and agreements of the Company and of the Purchasers contained in the Purchase Agreement and the representations, warranties and agreements of the purchasers of the Offered Securities contained in the Offering Document, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Purchasers to register the Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Offered Securities or Underlying Securities.

                  Such counsel's opinions may include such assumptions, qualifications, exceptions and limitations as are customary for opinions with respect to the foregoing matters, including assumptions that the foregoing instruments and agreements have been duly authorized, executed and delivered by, and constitute valid, binding, enforceable obligations of, the Company under Delaware law and the Certificate of Incorporation and Bylaws of the Company.

                  Such counsel's opinions shall relate solely to New York law and solely as to tax matters in clause (iv) and clause (v), United States federal law.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, of Ernst Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  (h) On or before the Closing, the Securities shall be eligible for clearance and settlement through the facilities of DTC; and an executed original copy of the DTC agreement shall have been delivered to DTC in New York, New York no later than the business day prior to the Closing.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

         7.       Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning over-allotments and stabilizing on the inside front cover page and the second (indented), third, fourth, and eighth paragraphs under the caption "Plan of Distribution."

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to
Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1195 West Fremont Avenue, Sunnyvale, California 94087, Attention: Chief Financial Officer, provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

         11. Representation of Purchasers; Amendments. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all the Purchasers. CSFBC shall have the power, with the Company, to amend this Agreement.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                    Very truly yours,

                                    software.net CORPORATION

                                    By: /s/ Mark L. Breier
                                        ----------------------------------------
                                    Name: Mark L. Breier
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

Agreed, November 17, 1998

CREDIT SUISSE FIRST BOSTON CORPORATION
  Acting severally on behalf of itself and the several Purchasers named herein.

By: CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ William J.B. Brady
    ------------------------------
Name: William J.B. Brady, III
      ----------------------------
Title: Managing Director
       ---------------------------

                                   SCHEDULE A

                                                                              PRINCIPAL AMOUNT OF
                                                                            FIRM OFFERED SECURITIES
PURCHASER                                                                       TO BE PURCHASED
---------                                                                       ---------------
Credit Suisse First Boston Corporation................................             $54,998,000

C.E. Unterberg, Towbin................................................                   1,000

Donaldson, Lufkin & Jenrette Securities Corporation...................                   1,000
                                                                                   -----------

                  Total...............................................               $55,000,000
                                                                                   =============

                                    Exhibit A

                                 List of Lockups


NAME

Mala Anand

Mark Breier

Alan DeClerck

Bert Kolde

Linda Levinson

James R. Lussier

William S. McKiernan

Steven P. Novak

John Pettitt

Michael J. Praisner

Richard Scudellari

Brian Sroub

America Online, Inc.

DLJ Diversified Partners, L.P.

DLJ Diversified Partners-A, L.P.

DLJ First ESC, L.P.

DLJ ESC II, L.P.

Global Retail Partners, L.P.

Global Retail Partners Funding, Inc.

GRP Partners, L.P.

C.E. Unterberg Towbin Capital Partners I, L.P.

UT Technology Partners, LDC

UT Capital Partners International, LDC

Unterberg Harris Private Equity Partners, LP

Unterberg Harris Private Equity Partners, CV

Vulcan Ventures Inc.

                                    Exhibit B

                                 Form of Lockup


                                November 13, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
   as Representative of the several
   Initial Purchasers to be named in the
   within-mentioned Purchase Agreement
   Eleven Madison Avenue
   New York, New York 10010-3629

         Re:   Proposed Offering by software.net Corporation (d/b/a Beyond.com)

Ladies and Gentlemen:

         The undersigned, a stockholder, officer and/or director of software.net (d/b/a Beyond.com), a Delaware corporation (the "Company"), understands that Credit Suisse First Boston Corporation ("CS First Boston") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering of up to $55,000,000 of Convertible Subordinated Notes Due 2003 (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of ninety (90) days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of CS First Boston, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If for any reason the Purchase Agreement shall be terminated prior to the expiration date of the above-described ninety (90) day period, the agreement set forth above shall likewise be terminated.

         The undersigned agrees and acknowledges that he, she or it is a party to an agreement (the "Existing Lockup") by and among the undersigned, Deutsche Morgan Grenfell, Inc., Merrill

Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation and C.E. Unterberg, Towbin, as representatives of the several Underwriters (as defined in the Existing Lockup), pursuant to which the undersigned has agreed, among other matters, not to offer, pledge, sell, transfer or otherwise dispose any securities convertible into, or exercisable or exchangeable for, shares of the Company's Common Stock for a period ending one hundred eighty (180) days after the effective date of the Company's registration statement on Form S-1 relating to the Company's initial public offering. The undersigned agrees and acknowledges that nothing in this agreement supersedes, modifies or negates any of the undersigned's obligations under the Existing Lockup.



                                       Very truly yours,



                                       _________________________________________

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________